                                                    Registration No.333-

                   SECURITIES AND EXCHANGE COMMISSION

                                FORM S-3
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    Constellation Energy Corporation
         (Exact Name of Registrant as Specified in its Charter)
                          Maryland and Virginia
                        (States of Incorporation)

                               52-1964611
                  (I.R.S. Employer Identification No.)

              David A. Brune, Vice President and Secretary
            39 W. Lexington Street, Baltimore, Maryland 21201
                             (410) 234-5685
 (Address, including Zip Code, and Telephone Number, including Area Code of Registrant's Principal Executive Offices and Agent for Service)

Approximate  date of commencement of proposed sale to the public:   After
the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                     CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of each                        Proposed        Proposed
class of                             maximum         maximum        Amount of
securities to      Amount to         offering price  aggregate    registration
be registered      be registered     per unit      offering price      fee
--------------------------------------------------------------------------------
Common Stock      10,000,000 Shares  $26 -3/4 *    $267,500,000     $81,061
(without par value)
-----------------------------------------------------------------------------
* Inserted solely for the purpose of calculating the registration fee; computed pursuant to Rule 457(c) on the basis of the average of the reported high and low sales prices for Baltimore Gas and Electric Company (BGE) on the New York Stock Exchange-Composite Transactions on March 31, 1997, as reported in The Wall Street Journal. BGE and Potomac Electric Power Company (PEPCO) will merge into the Registrant. The average price of BGE's Common Stock on March 31, 1997 was higher than PEPCO's.

[Constellation Energy Corporation Logo]

COMMON STOCK
SHAREHOLDER INVESTMENT PLAN

--------------------------------------------------------------------------------
                               P R O S P E C T U S
--------------------------------------------------------------------------------
Baltimore Gas and Electric Company and Potomac Electric Power Company have merged into Constellation Energy Corporation. This plan is being offered to shareholders of Constellation Energy. IF YOU WERE ENROLLED IN THE BGE OR PEPCO DIVIDEND REINVESTMENT PLANS AT THE TIME OF THE MERGER, YOU WILL BE AUTOMATICALLY ENROLLED IN THE CONSTELLATION ENERGY PLAN UNLESS YOU TELL US OTHERWISE. Some of the features of this plan differ from the features of the BGE and PEPCO dividend reinvestment plans.

The key features of the plan allow you to:

- reinvest all, or part, of your common stock dividends in additional shares of common stock

- purchase additional shares of common stock up to $100,000 per year minimum investment is $25

-    deposit common stock into the plan

-    sell shares held in the plan

-    transfer shares held in the plan to other accounts

THE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

April 7, 1997

CONSTELLATION ENERGY CORPORATION

                 TABLE OF CONTENTS

Who Administers the Plan .....................  3
Common Questions About The Plan...............  3
Who Pays the Plan's Costs.....................  6
Automatic Rollover from BGE
   or PEPCO Plan................................6
How to Enroll in the Plan.....................  6
Reinvesting Dividends.........................  7
   Reinvest All or Part of Your Dividends.....  7
   When Are Dividends Reinvested..............  7
Changing Your Reinvestment Election...........  8
Optional Cash Investments.....................  8
   How to Make................................  8
   Investments of Less Than $25
    or More Than $100,000.....................  8
   One Time Exception to the $25
    Minimum Investment..........................8
   When Investments Are Made..................  9
   Returns....................................  9
Purchases and Sales of Shares.................  9
   Source of Purchased Shares...................9
   No Control Over Prices for Shares
     Bought or Sold...........................  9
   Independent Agent..........................  9
   Price for Shares Purchased From Us........  10
   Price For Shares Bought or Sold on
     the Open Market.........................  10
Custody of Shares............................  10
   At the Time of the BGE and PEPCO
     Merger Share Exchange...................  10
   After the Exchange........................  10
   Other Provisions of the Custody Feature...  11
Withdrawals from the Plan....................  11
   For Cash or a Stock Certificate...........  11
   To Transfer Shares........................  12
Effect of Withdrawals and Transfers..........  12
Terminating Participation....................  12
   By You....................................  12
   By Us.....................................  13
Plan Reports.................................  13
Costs........................................  13
 Federal Income Tax Consequences.............  14
   Dividends.................................  14
   Sale of Shares............................  14
Miscellaneous................................  14
  Assignment of Shares.......................  14
  Stock Dividends and Stock Splits...........  14
  Voting.....................................  15
  Limitation of Liability to Plan Participants 15
  Modification or Termination of the Plan....  15
Where You Can Find More Information..........  15
The Company..................................  16
Use of Proceeds..............................  17
Legal Opinion................................  17
Experts......................................  17
Limitation of Director and Officer Liability.  17

                            WHO ADMINISTERS THE PLAN

We administer the plan, keep the records and send statements. However, we may appoint someone else to administer the plan. If we do, we will notify you. An independent agent, selected by us, buys and sells shares on the open market on your behalf. The telephone numbers and addresses for the plan are:

     U.S. MAIL CORRESPONDENCE TO:

        SHAREHOLDER SERVICES
        CONSTELLATION ENERGY CORPORATION
        P.O. BOX 98295
        WASHINGTON, DC  20090-8295

     OVERNIGHT DELIVERY PACKAGES TO:

        SHAREHOLDER SERVICES
        CONSTELLATION ENERGY CORPORATION
        1900 PENNSYLVANIA AVENUE, N.W.
        WASHINGTON, DC  20068

     YOU MAY CALL US BETWEEN 8:00 A.M. AND 4:45 P.M., EASTERN TIME, AT:

        WITHIN THE WASHINGTON, DC AREA:  (202) 872-3183
        OUTSIDE THE WASHINGTON, DC AREA:  1-800-527-3726

PLEASE INCLUDE YOUR ACCOUNT NUMBER ON ALL CHECKS AND MONEY ORDERS AND ON ALL CORRESPONDENCE, AS WELL AS A TELEPHONE NUMBER WHERE YOU CAN BE REACHED DURING THE DAY.

                        COMMON QUESTIONS ABOUT THE PLAN

As you review this prospectus, you will notice that this plan offers a convenient and economical way to increase your ownership of Constellation Energy common stock. The plan also allows a convenient way for you to keep your shares with us under a custodial (safekeeping) agreement. Below are some questions and answers about the key features of our Shareholder Investment Plan:

1.   WHO IS ELIGIBLE TO PARTICIPATE IN THE SHAREHOLDER INVESTMENT PLAN?

     Any  owner of our common stock.

2. DO I HAVE TO REINVEST ALL THE DIVIDENDS ON MY COMMON STOCK IF I ENROLL IN THE PLAN?

     No.  You may reinvest all, part or none of your common stock dividends.

3. MAY I PURCHASE ADDITIONAL SHARES OF COMMON STOCK THROUGH THE PLAN FROM TIME TO TIME?

     Yes. You may invest up to $100,000 in additional shares of common stock in any calendar year. The minimum investment is $25.

4.   MAY I DEPOSIT MY STOCK IN THE PLAN?

     You may deposit, free of any service charges, your common stock to be held by us as custodian.

5. WILL MY DIVIDENDS AND OPTIONAL CASH INVESTMENTS BE FULLY INVESTED IN COMMON STOCK?

     Yes. Both dividends and optional cash investments will be used in full to purchase additional common stock. As a result, your plan account will be credited with whole shares and a fractional share. However, if you close your plan account, any fractional share held will be paid out to you in cash.

6.   HOW ARE SHARES PURCHASED FOR MY PLAN ACCOUNT?

     At our option, shares for your plan account are purchased either on the open market or directly from Constellation Energy.

7.   HOW IS THE PRICE OF SHARES BOUGHT OR SOLD DETERMINED?

     Prices are calculated differently for shares:

     -    bought in the open market,

     -    bought directly from Constellation Energy, and

     -    sold.

     Shares Bought on the Open Market
     --------------------------------
     For shares bought on the open market, the price will be calculated as the weighted average price of all shares bought for the investment date. The price will include any brokerage commission and fees.

     Shares Bought Directly From Us
     ------------------------------
     For shares bought directly from Constellation Energy, we average the high and low sale prices of our common stock on the investment date. If our common stock is not traded on the investment date, we use the prices from the previous trading day. There are no brokerage commissions or fees when shares are purchased from us.

     For Shares Sold
     ---------------
     For shares sold, the price will be calculated as the weighted average price of all plan shares sold on the sale date. The price will include any brokerage commission and fees.

8.   WHEN ARE DIVIDENDS REINVESTED?

     We reinvest dividends on the first business days of January, April, July and October.

9.   WHEN ARE OPTIONAL CASH INVESTMENTS CREDITED TO MY PLAN ACCOUNT?

     Optional cash investments are credited to your plan account on the first business day of the month after we receive them.

10. ARE THERE BROKERAGE COMMISSIONS AND FEES FOR BUYING OR SELLING SHARES THROUGH THE PLAN?

     Yes. Brokerage commissions and fees are charged on shares bought or sold in the open market. These fees are based on the number of shares bought or sold and the price per share. Brokerage commissions and fees are expected to be no more than 4 cents per share. When the plan buys shares directly from Constellation Energy, there are no commissions or fees.

11.  ARE THERE ANY OTHER FEES FOR BUYING AND SELLING SHARES THROUGH THE PLAN?

     Yes. We charge a $5 processing fee for each sale of plan shares for your plan account. There are no additional fees for buying shares for your plan account.

12.  WHEN WILL I RECEIVE AN ACCOUNT STATEMENT?

     We will send you a statement for every month in which there is activity in your plan account. Activity in your plan account includes when:

     -    we reinvest a dividend for you,

     -    you remit an optional cash investment,

     -    you deposit shares under the custodial feature of the plan,

     -    you withdraw or transfer shares, or

     -    you terminate your participation.

     In addition, we will send you an annual statement in January detailing all account activity during the prior year. PLEASE KEEP YOUR STATEMENTS. YOU WILL NEED THEM FOR TAX PURPOSES.

13.  MAY I TRANSFER SHARES FROM ONE ACCOUNT TO ANOTHER?

     Yes. We will send the required form upon request.

14. WILL CONSTELLATION ENERGY ISSUE A STOCK CERTIFICATE FOR THE SHARES IN MY ACCOUNT?

     If you send us a written request, we will issue you a stock certificate. We do not issue a certificate for a fractional share.

15. IF MY SHARES ARE HELD IN "STREET NAME" BY A STOCKBROKER, MAY I PARTICIPATE IN THE PLAN?

     Yes. You may request your broker to participate on your behalf. However, by participating in this manner, you'll only be able to reinvest dividends. You won't be able to participate in any other plan feature. Alternatively, you may ask your broker to transfer shares into your name so you can participate directly with us and take advantage of ALL the plan features. Different brokers have different conditions and procedures for participating in the plan on your behalf or for transferring shares into your name. You should contact your broker if you have questions about this.

16.  ARE CONSTELLATION ENERGY DIVIDENDS TAXABLE INCOME?

     Yes. Dividends are taxable income whether reinvested or paid in cash. We will send you an IRS Form 1099-DIV each January showing your dividend income for the previous year.

17.  MAY I  RECEIVE  DIVIDENDS  IN CASH FOR  SHARES I HOLD IN STOCK  CERTIFICATE
     FORM?

     Yes. You do not have to reinvest dividends on shares you hold in certificate form.

18.  MAY I RECEIVE DIVIDENDS IN CASH FOR SHARES HELD IN MY PLAN ACCOUNT?

     Yes. You are not required to reinvest dividends on the shares held in your plan account.

19.  IS INTEREST PAID ON ANY CASH HELD BY THE PLAN PRIOR TO INVESTMENT?

     No. We do not pay interest on any funds held by us prior to investment in additional common stock. If you send in an optional cash investment early in the month, it is not invested in your account until the first business day of the following month.

20.  MAY I DETERMINE AT WHAT PRICE SHARES ARE BOUGHT AND SOLD ON MY BEHALF?

     No. You will have no control over the price at which stock is bought whether on the open market or from us. Likewise, you will have no control over the price at which shares are sold by the independent agent. You will bear the market risk associated with fluctuations in the price of our common stock.

21.  MAY I ASK TO HAVE MY MONEY RETURNED?

     Yes. If you have sent money for an optional cash investment, that money can be returned to you if we receive a written request no later than the close of business on the last business day of the month.


                           WHO PAYS THE PLAN'S COSTS

We pay all of the administrative costs of the plan. You will pay a brokerage commission when the common stock is bought or sold on the open market. When the plan buys the common stock directly from us, you pay no brokerage commission. In addition, you will pay a $5 processing fee each time you request that we sell shares on your behalf.


                   AUTOMATIC ROLLOVER FROM BGE OR PEPCO PLAN

If you participate in either BGE's or PEPCO's dividend reinvestment plan at the time of the merger, you will be automatically enrolled in Constellation Energy's plan with no changes from how you are enrolled in BGE's or PEPCO's dividend reinvestment plan. Your BGE or PEPCO plan shares will be automatically converted to Constellation Energy common stock. BGE shares will be converted at a ratio of 1 for 1. PEPCO shares will be converted at a ratio of .997 for 1. If you decide to deposit your Constellation common stock with us (see CUSTODY OF SHARES ON PAGE 10) the dividends on those shares will be paid out or reinvested as you have instructed us on your most recently executed BGE, PEPCO or Constellation Energy enrollment form. To change those instructions, simply send in a new Constellation Energy enrollment form. See CHANGING YOUR REINVESTMENT ELECTION on page 8.


                           HOW TO ENROLL IN THE PLAN

You may join the Constellation Energy plan at any time by completing and returning an enrollment form and/or a custody form. You may request these forms from Shareholder Services, at the appropriate number listed on page 3.

To join the plan you may choose one or more of the following:

-    Full or partial dividend reinvestment;

- Making optional cash investments of up to $100,000 per calendar year (the minimum is $25 per investment) to purchase additional common stock for your plan account; and/or

-    Depositing your common stock certificates with us.

If you have more than one account, for example accounts registered "John Smith" and "John Q. Smith," you must complete a separate authorization for each account that you wish to enroll in the plan.

YOU ARE NOT REQUIRED TO REINVEST DIVIDENDS IN ORDER TO MAKE OPTIONAL CASH INVESTMENTS OR DEPOSIT YOUR SHARES WITH US. YOU MAY REINVEST DIVIDENDS ON ALL, SOME OR NONE OF YOUR SHARES.

If your Constellation Energy common stock is held for you in "street name" by your bank or broker, you may be able to participate by asking your broker to join the plan on your behalf to reinvest dividends. If you participate in the plan through your broker, you will only be able to take advantage of the dividend reinvestment feature of the plan. You will not be able to participate in any of the other plan features. Alternatively, you may ask your broker to have your shares transfer into your own name, so you may participate in the plan directly and take advantage of all the plan features.

Contact your broker to find out what you must do for them to participate on your behalf or to have them transfer shares into your name.


                             REINVESTING DIVIDENDS

REINVEST ALL OR PART OF YOUR DIVIDENDS

You may reinvest all or part of the common stock dividends on the shares you hold in certificate form and/or on the shares we hold in your plan account. Any dividends not reinvested will be paid to you by check, or if you have authorized, electronically deposited into your bank account. To obtain a direct deposit form, please contact us at the appropriate number listed on page 3.

If you would like to reinvest only a portion of your dividends, you have several options. You may elect to:

-    reinvest dividends only on the shares you hold in certificate form; or

-    reinvest dividends only on the shares held in your plan account.

You may also:

-    reinvest dividends only on a specific number of shares;

-    reinvest only a specific percentage of your dividends; or

-    reinvest only a specific dollar amount of your dividends.

You are not required to reinvest any of your dividends in order to participate in the plan. You may change your election as described in CHANGING YOUR REINVESTMENT ELECTION on page 8.

WHEN ARE DIVIDENDS REINVESTED

When our Board of Directors declares dividends they also set the record dates and payment dates. Both BGE and PEPCO historically have paid dividends quarterly. The record dates are typically the 10th day of the month before the dividend payment date.

In order for you to begin reinvesting your dividends by one of the dividend payment dates, we must receive your enrollment form by the record date. If we do not receive your enrollment form by the record date, you will receive your dividend payment for that quarter in the usual manner (either by check or electronically deposited in your bank account). Your dividends then will be reinvested beginning with the following dividend payment. Please note that the amount of any dividends reinvested will be reduced by any amount which is required to be withheld under apllicable tax or other law.

Dividends are used to purchase additional shares of common stock beginning on the payment date. Dividends are held in an escrow account with a bank separate from our other money, until we pay for the shares purchased. The method for determining the price of the common stock purchased with reinvested dividends is explained under PURCHASES AND SALES OF SHARES on page 9.


                      CHANGING YOUR REINVESTMENT ELECTION

You may change your reinvestment election by giving us written instructions, or filling out a new enrollment form or the tear-off portion of your account statement. In order for a change to be effective for a particular dividend payment date, we must receive your instructions on or before the record date relating to the dividend payment. If we do not receive your instructions by that record date, your instructions will not become effective until the next dividend payment.


                           OPTIONAL CASH INVESTMENTS

HOW TO MAKE

Whether or not you reinvest dividends, you may purchase additional shares of common stock by making optional cash investments in any amount within the following guidelines:

   Minimum Investment  -  $25

   Maximum Investment  -  $100,000 per calendar year

You can make  optional  cash  investments  by sending us a check or money  order
payable  to  Constellation  Energy  Corporation.   All  checks  are  subject  to
collection by us and must be in United States dollars.  DO NOT SEND CASH.

You may make your first optional cash investment by enclosing it with your enrollment form. If you are already a participant, optional cash investments may be sent in with the tear-off portion of your account statement, or with written instructions. Send investments to us at the address listed on page 3. There is no obligation to make optional cash investments, nor do you have to make the same size investment each time you invest.

INVESTMENTS OF LESS THAN $25 OR MORE THAN $100,000

If you send in an optional cash investment for less than $25 it will be returned to you without interest as soon as practicable. Likewise, if you send in an optional cash investment for more than $100,000 in any calendar year, the excess will be refunded to you without interest as soon as practicable.

ONE TIME EXCEPTION TO THE $25 MINIMUM INVESTMENT

For former BGE and PEPCO shareholders, there is A ONE TIME EXCEPTION to the requirement that optional cash investments be in an amount of at least $25. When BGE and PEPCO shareholders exchange their common stock certificates for Constellation Energy shares, they can choose to have any cash payout due them from the exchange invested in the plan as an optional cash investment. The choice to have these payouts invested in the plan can only be made on the Letter of Transmittal received from the exchange agent. The pqyouts eligible for this one time exception include:

-   any fractional share payment due a PEPCO shareholder,

-   any refund in connection with the buy-up option due a PEPCO shareholder, and

-   any dividends held pending exchange due a BGE or PEPCO shareholder.

To take advantage of this one time option, you must either be a participant in the BGE or PEPCO dividend reinvestment plan, or must elect at the time of the exchange to have your Constellation Energy common stock shares held by the plan as custodian.

WHEN INVESTMENTS ARE MADE

Common stock is purchased and allocated to your plan account as of the first business day of the month after we receive your optional cash investment. If we receive your investment on or after the first business day of a month, it will be held and invested the first business day of the following month. WE WILL NOT PAY INTEREST ON FUNDS PENDING INVESTMENT. Please allow sufficient time for us to receive your optional cash investment through the mail. We need to receive it at least one business day before the first day of a month so that your payment will be invested timely. Optional cash investments are held in an escrow account with a bank separate from our other money, until we pay for the shares purchased.

RETURNS

If you decide you do not want us to invest the optional cash investment you sent us, you must notify us in writing by the last business day of the month before the investment date. We then will refund your optional cash investment. However, we will not refund the money until we have actually collected it from your bank. Accordingly, refunds may be significantly delayed. Once an optional cash investment has been invested in common stock, no refunds will be made. See WITHDRAWALS FROM THE PLAN on page 11, or TERMINATING PARTICIPATION on page 12.


                         PURCHASES AND SALES OF SHARES

SOURCE OF PURCHASED SHARES

We may use either shares purchased from Constellation Energy (new issue shares) or shares purchased in the open market through the independent agent.

NO CONTROL OVER PRICES FOR SHARES BOUGHT OR SOLD

No one has the ability to determine the price at which shares are bought or sold. The price of our common stock may fluctuate daily depending on market conditions, and we have no control over this. You will bear the market risk associated with fluctuations in the price of our common stock. The independent agent will purchase or sell shares in the open market.

INDEPENDENT AGENT

An independent agent:

-    is generally a bank or broker separate from the company,

- is selected by the company to purchase and sell shares of our common stock in the open market for plan participants, and

- can be replaced at any time by written notification from the company explaining the termination of their contract and the selection of a new independent agent.

For open market transactions, the independent agent determines the market on which the shares are bought or sold (for example, on any stock exchange, in the over-the-counter market, or in negotiated transactions) and the selection of the broker or dealer through or from whom purchases and sales are made.

Even though we are currently the administrator of the plan, it is possible for us to have someone else act as the plan administrator. If that were to happen, that person could also be the independent agent who would purchase and sell shares for plan participants.

PRICE FOR SHARES PURCHASED FROM US

Purchases of common stock from us will be made on the relevant investment date. The price of the shares will be calculated as the average of the high and low sales prices for shares of our common stock. In making the calculation we use the prices reported by the "New York Stock Exchange Composite Transactions" in the Eastern Edition of THE WALL STREET JOURNAL for:

-    the investment date, or

- the previous trading day if the investment date is not a day on which our common stock was traded.

PRICE FOR SHARES BOUGHT OR SOLD ON THE OPEN MARKET

PURCHASE PRICE. The purchase price will be the weighted average price per share (plus brokerage commissions and fees) of the total number of shares purchased either with reinvested dividends or with optional cash investments for that investment date. Currently, the brokerage commissions and fees are expected to be no higher than 4 cents per share.

The number of shares of common stock credited to your plan account on a particular investment date (including a fractional share rounded to three decimal places) will be determined by dividing the total amount of your dividends or optional cash investments by the purchase price per share.

SALES PRICE. The sales price will be the weighted average price per share (less brokerage commissions and fees) of the total number of shares sold. Usually we process sale transactions twice a week. Currently, the brokerage commissions and fees are expected to be no higher than 4 cents per share. In addition, you will be charged a $5 processing fee for each sale you request from your plan account.

The shares held in your plan account, together with all other shares held in the plan, are represented by one or more global certificates registered in our name as administrator of the plan.


                                CUSTODY OF SHARES

AT THE TIME OF THE BGE AND PEPCO MERGER SHARE EXCHANGE

You may tell us on the Letter of Transmittal received from the exchange agent that you want to deposit your Constellation Energy common stock into the plan rather than receive certificates for those shares.

AFTER THE EXCHANGE

You may take advantage of the free custodial feature of the plan at any time. To deposit your common stock certificates into the plan send us the certificates, together with:

- a completed custody form, which you may obtain from us at the appropriate number listed on page 3; or

-    your own letter of instruction.

Your letter of instruction should include:

-    your shareholder account number,

- a list showing the certificate numbers and number of shares being deposited, and

- the signatures of all the owners, which must be identical to the names on your stock certificates and the plan account into which the shares are being deposited.

The certificates you send to us for deposit should be sent UNSIGNED. Send them to the address shown on page 3. SINCE YOUR STOCK CERTIFICATES ARE VALUABLE WE URGE YOU TO USE REGISTERED, INSURED MAIL WHEN MAILING YOUR CERTIFICATES. Replacing lost certificates may require you to purchase a surety bond which can be expensive, generally 2% of the value of the lost shares.

OTHER PROVISIONS OF THE CUSTODY FEATURE

When you use the custody feature of the plan, you join the plan and may elect to use any of its features. For example, we can reinvest all, part or none of your dividends on the common stock held in your plan account as you direct us on your enrollment form. You can get an enrollment form by contacting us at the appropriate number indicated on page 3.

The certificates you deposit with us will be transferred into our name as custodian, and the number of shares represented by those certificates will be credited to your plan account. Thereafter, those shares will be treated in the same manner as any other shares held in your plan account.

The certificate(s) you deposit will be canceled. Therefore, WE STRONGLY RECOMMEND THAT BEFORE YOU SEND US YOUR CERTIFICATE(S) FOR DEPOSIT, YOU MAKE A PERMANENT RECORD OF EACH CERTIFICATE NUMBER, THE DATE ISSUED AND THE NUMBER OF SHARES REPRESENTED BY THE CERTIFICATE. If you decide to sell the shares, this information may become important for tax purposes. We are not responsible for providing this information once the shares are deposited with us.


                            WITHDRAWALS FROM THE PLAN

FOR CASH OR A STOCK CERTIFICATE

To withdraw all or a portion of the whole shares held in your plan account at any time:

-    prepare written instructions; or

-    complete the tear-off portion of your account statement; or

- complete a withdrawal request form which you can get by contacting us at the appropriate number listed on page 3.

Send the request to us at the address shown on page 3. You may elect to receive either a stock certificate for the whole shares withdrawn or the net proceeds from the sale of the shares. See PURCHASES AND SALES OF SHARES on page 9.

We generally process withdrawals twice a week and send you, normally within two weeks, a certificate for the shares withdrawn, or a check for the net sale proceeds, in accordance with your instructions. Please remember that the withdrawal of shares requires the signatures of all account owners.

TO TRANSFER SHARES

We will transfer all or part of your shares for you at no cost. You may:

-    transfer shares to an existing plan account; or

-    establish a new plan account; or

-    have a stock certificate issued in another person's name.

To request a transfer of shares either:

-    prepare  written   instructions,   providing  the  name,  address  and  tax
     identification   number  of  the  person  to  whom  the  shares  are  being transferred; or

- complete a withdrawal request form which you can get by contacting us at the appropriate number listed on page 3.

Send the request to us at the address shown on page 3. We cannot issue a certificate for a fractional share. Your request must be accompanied by an executed stock assignment form (or a stock power). All owners of the stock must sign the stock assignment form and each signature must be guaranteed by a bank or broker who has a membership in an approved Signature Guarantee Medallion Program. We can provide you with a stock assignment form, or they are available from your bank or broker.

If you transfer shares to an existing plan account, we will reinvest dividends on the transferred shares in accordance with the reinvestment instructions previously given to us by the transferee. If we have no reinvestment instructions, we will pay the dividends by check until the transferee makes a reinvestment election. If you transfer shares to a new plan account that you have established for someone, we will provide the new participant with an enrollment form. Until the completed enrollment form is returned to us, all dividends on the transferred shares will be paid out by check.


                       EFFECT OF WITHDRAWALS AND TRANSFERS

Withdrawals or transfers from the plan do not affect your participation, unless you specifically elect to make a change. See CHANGING YOUR REINVESTMENT ELECTION on page 8.

If you reinvest dividends on only a portion of your plan shares and you elect to withdraw or transfer a portion of your plan shares, dividends on the plan shares remaining (up to the number of shares you previously had designated for reinvestment) will continue to be reinvested, unless you tell us otherwise. For example, if you had elected to reinvest dividends on 50 of the 100 shares held in your plan account and you withdraw 25 shares, the dividends reinvested after the withdrawal will still be on 50 of the 75 remaining shares. Or, if you withdraw 75 shares, the dividends reinvested after the withdrawal will be on the 25 remaining shares held in your plan account.


                            TERMINATING PARTICIPATION

BY YOU

You may terminate your plan participation at any time by:

-    preparing a written request; or

-    completing the tear-off portion of your account statement; or

- completing a withdrawal request form which you can get by contacting us at the appropriate number listed on page 3.

Send the request to us at the address shown on page 3. You will need to indicate whether you would like a stock certificate for the whole shares in your plan or would like your shares sold. Generally, we process termination requests twice a week. We send you, normally within two weeks, a check for the net sale proceeds, or a stock certificate for the whole shares and a check for the fractional share held in your plan account. See PURCHASES AND SALES OF SHARES on page 9.

When you terminate participation in the plan, we pay all future dividends to you by check or, if you have authorized, electronically deposit them into your bank account.

BY US

If you do not have at least one whole  share of stock in your plan  account  and
(1) you are not reinvesting dividends on the stock you hold in certificate form, or (2) you no longer own shares registered in your name, your account may be terminated. We will notify you in writing of the impending termination. You will then have 30 days to make changes needed to keep your account open by either electing to reinvest dividends, making an optional cash investment or depositing shares under the custody feature of the plan. Otherwise, we will terminate your plan account.


                                  PLAN REPORTS

We will mail you an account statement after any month in which there has been activity in your account. Activity in your plan account includes when:

-    we reinvest a dividend for you,

-    you remit an optional cash investment,

-    you deposit shares under the custodial feature of the plan,

-    you withdraw or transfer shares, or

-    you terminate your participation.

The statement will show all activity for the current calendar year to date and the total shares you hold in the plan. In addition, you will receive an annual account statement each January that summarizes all your plan transactions in the prior year.

Be sure to keep all of your annual statements. They provide the necessary information about the cost of your stock for tax purposes. We will charge you a $5 fee to replace an old statement.

You will receive copies of all communications we send to our common stock shareholders including our annual report, any interim reports, notice of annual meeting and proxy statement, and certain income tax information.


                                      COSTS

We will pay all administrative costs and expenses associated with the plan, except that you will pay brokerage commissions and fees on all purchases and sales of common stock in the open market, which is expected to be no more than 4 cents per share. You will also pay a $5 processing fee per request to sell shares. You do not pay any brokerage commissions and fees on shares of common stock purchased directly from us.

                         FEDERAL INCOME TAX CONSEQUENCES

DIVIDENDS

Dividends are taxed as income whether you reinvest them or receive them in cash. Each January we will send you a Form 1099-DIV reporting dividends we paid you in the prior year including dividends you reinvest and any federal income tax we withheld from the dividends. We will also file this form with the IRS.

Your dividends are subject to income tax withholding if you do not provide a Form W-9 certifying (1) the accuracy of your taxpayer identification number or social security number and (2) that you either have not received a notice from the IRS stating that you are subject to income tax withholding, or that you are exempt from income tax withholding. Your dividends will also be subject to income tax withholding if for any reason we are instructed by the IRS to withhold taxes. If you are a foreign shareholder, your dividends are generally subject to U.S. tax withholding at a rate determined under tax law and treaty.

SALE OF SHARES

The tax basis of shares purchased under the plan is generally the purchase price per share including any brokerage commissions and fees. See PURCHASES AND SALES OF SHARES on page 9. The holding period for shares usually begins the day after the investment date.

You may recognize a gain or loss when you sell shares from your plan account, including the fractional share. The amount of your gain or loss will be the difference between the amount you received for the shares when you sold them and the tax basis of the shares. We will send to you and the IRS each January a Form 1099-B that reports the proceeds from the sale of any shares (including a fractional share) and any federal income tax withheld.

Your sale proceeds will be subject to income tax withholding if you do not provide a Form W-9 indicating your taxpayer identification number or social security number, or we are instructed by the IRS to withhold taxes.

You will not recognize any taxable income when you receive certificates for whole shares of stock. You will only recognize a gain or loss when you sell those shares.

THIS GENERAL TAX DISCUSSION IS BASED UPON OUR UNDERSTANDING OF THE TAX LAWS CURRENTLY IN EFFECT. IT IS NOT INTENDED TO BE A COMPREHENSIVE EXPLANATION OF ALL POSSIBLE INCOME TAX CONSEQUENCES RELATED TO YOUR PARTICIPATION IN THE PLAN. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR INFORMATION THAT MAY AFFECT YOUR INDIVIDUAL SITUATION.


                                  MISCELLANEOUS

ASSIGNMENT OF SHARES

If you want to assign or pledge any shares held in your plan account to a creditor or use them as security for a loan you must withdraw them from the plan. See WITHDRAWALS FROM THE PLAN on page 11.

STOCK DIVIDENDS AND STOCK SPLITS

We will add to your plan account any shares of common stock we distribute as a result of a stock dividend or stock split on shares of common stock in your plan account.

VOTING

You will receive one proxy card to vote both the shares you hold in certificate form and those you hold in your plan account. Your shares will be voted in accordance with your instructions on your proxy card. If no instructions are given, your shares will not be voted.

LIMITATION OF LIABILITY TO PLAN PARTICIPANTS

Neither we nor any of our officers, directors, or employees, the administrator (if it is not us) or the independent agent will be liable to you for any act or omission of any act. This limitation of liability applies to, among other things, the prices at which your shares are bought and sold, when purchases or sales are made, and any changes in the market price.

You should be aware that this plan does not guarantee future dividends. Dividends depend upon Constellation Energy's earnings, financial requirements, governmental regulations and other factors. You must recognize that neither we nor the independent agent can assure you of a profit or protect you against a loss on shares of common stock purchased or sold through the plan.

We have no obligation to repurchase any shares of common stock issued to you under the plan.

MODIFICATION OR TERMINATION OF THE PLAN

We may suspend, modify, or terminate the plan or any part of the plan at any time. We also have the right to interpret and regulate the plan as may be necessary or desirable in connection with its operation.

If we terminate the plan, you will receive a stock certificate for all of the whole shares held in your account and a check for the net proceeds of the sale of any fractional share.


                      WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D. C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from our web site at constellation.com or at the SEC's web site at http://www.sec.gov.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities. We incorporate by reference also any future filings made with the SEC by BGE and PEPCO between the date of this prospectus and the effective time of the merger of BGE and PEPCO into Constellation Energy under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. This prospectus is part of a registration statement we filed with the SEC.

-    BGE's Annual Report on Form 10-K for the year ended December 31, 1996

-    PEPCO's Annual Report on Form 10-K for the year ended December 31, 1996

- BGE's Current Reports on Form 8-K dated February 26, 1997, March 7, 1997, and April 7, 1997

-    PEPCO's Current Report on Form 8-K dated April 7, 1997

- The description of Constellation Energy's common stock in our Registration Statement on Form 8-B dated April 4, 1997, including any future amendments for the purpose of updating the description.

You may request a copy of these filings, at no cost, by writing us at:

      Shareholder Services
      Constellation Energy Corporation
      P.O. Box 98295
      Washington, DC  20090-8295

      or faxing us at:  (202) 331-6874

      or telephoning us at:

        Within Washington, DC     (202) 872-3183
        Outside Washington, DC     1-800-527-3726

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.


                                   THE COMPANY

Baltimore Gas and Electric Company and Potomac Electric Power Company have merged into Constellation Energy Corporation. As a public utility, Constellation Energy and its predecessors have, combined, served the Baltimore and Washington metropolitan areas, including the City of Baltimore and the District of Columbia, for over a century. We produce, purchase, transmit, distribute and sell electricity, and purchase, transport and sell natural gas. We jointly own and operate two electric generating plants and one hydro electric plant in Pennsylvania. In addition, we supply, at wholesale, electric energy to the Southern Maryland Electric Cooperative, Inc.

We also have several wholly owned subsidiaries that are engaged in several diversified business activities, including:

- energy marketing activities, specifically power marketing, natural gas brokering, energy services and district heating and cooling projects,

-    power generation projects outside our service territory,

- investment activities (including leveraged leases of generating plants and aircraft),

-    real estate,

-    senior living facilities, and

- appliance sales and service, heating and air conditioning sales and service, and home improvements.

The principal offices of the company will be located in Annapolis, Maryland. However, until the offices are constructed our principal offices will be temporarily located at 39 W. Lexington Street, Baltimore, MD 21201; our mailing address is P.O. Box 1475, Baltimore, MD 21203-1475; and our telephone number is
(410) 234-5000.


                                 USE OF PROCEEDS

Net proceeds from the sale of shares of common stock by us will be used for general corporate purposes relating to our utility business, including repayment of commercial paper borrowings used to finance construction, other capital expenditures, and operations. If we do not use the net proceeds immediately, we temporarily invest them in short term, interest-bearing obligations. For current information on our commercial paper balances, see our most recent Form 10-K and 10-Q. Please also refer to the BGE and PEPCO Annual Reports on Forms 10-K for the year ended December 31, 1996 and any other filings made by BGE and PEPCO prior to effectiveness of the merger of BGE and PEPCO into Constellation Energy. See WHERE YOU CAN FIND MORE INFORMATION on page 15. We receive no proceeds from shares of common stock purchased on the open market.


                                 LEGAL OPINIONS

Either a BGE or PEPCO lawyer will issue an opinion regarding certain legal matters in connection with the stock offered hereby. That lawyer will rely upon the opinion of Piper & Marbury L.L.P. as to matters of Virginia law.


                                     EXPERTS

Coopers & Lybrand, L.L.P., independent accountants, audited BGE's annual financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement and Price Waterhouse LLP audited PEPCO's annual financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement. These documents are incorporated by reference herein in reliance upon the authority of Coopers & Lybrand, L.L.P. and Price Waterhouse LLP as experts in accounting and auditing in giving their respective reports.


                  LIMITATION OF DIRECTOR AND OFFICER LIABILITY

Our charter and by-laws say we shall indemnify our directors, officers and employees to the fullest extent permitted by law, including the advance of expenses. In addition, our charter provides, to the extent permitted by law, that no director or officer shall be personally liable to Constellation Energy or its shareholders for money damages.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling
Constellation Energy, pursuant to the above paragraph, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is unenforceable.

[Constellation Energy Corporation Logo]

COMMON STOCK
SHAREHOLDER
INVESTMENT PLAN

----------
PROSPECTUS
----------



April 7, 1997

CONSTELLATION ENERGY CORPORATION

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution. Securities and Exchange Commission Registration Fee $ 81,061
  Listing Fees                                           40,000*
  Services of Independent Accountants                    12,000*
  Printing Expenses                                      15,000*
  Initial Postage and Mailing                            20,000*
  Blue Sky and Legal Fees and Expenses                   20,000*
  Miscellaneous Expenses                                 21,939*
                                                       ---------
  Total                                                $210,000*
                                                       ---------
  _____________
   * Estimated

Item 15.  Indemnification of Directors and Officers.

      Article Seventh of the Corporation's Charter and Article VI of the Corporation's By-laws provide that to the fullest extent permitted by applicable statutory or decisional law, as amended or interpreted, no director or officer of the Corporation will be personally liable to the Corporation or its shareholders for monetary damages.

      Under Section 2-418 of the Maryland General Corporation Law ("MGCL"), a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan ("Director"). Under Section 2-418(b)(1)(i)-(iii), a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity, unless it is established that: (i) the act or omission of the director was material to the matter giving rise to the proceeding and (1) was committed in bad faith; or (2) was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

      A Maryland corporation may not indemnify any Director in connection with a Proceeding by or in the right of the corporation if the Director has been adjudged to be liable to the corporation. A Director or officer who has been successful in the defense of any Proceeding described above shall be indemnified against reasonable expenses incurred in connection with the Proceeding. The corporation may not indemnify a Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be liable on the basis that personal benefit was improperly received. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the Director or officer, may order indemnification if it determines that in view of all the relevant circumstances, the Director or officer is fairly and reasonably entitled to indemnification; however, indemnification with respect to any Proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a Director under certain circumstances, including a written undertaking by or on behalf of such Director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met. A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute. The indemnification and advancement of expenses provided or authorized by this statute may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

     Under Section 13.1-697 of the Virginia Stock Corporation Act ("VSCA"), a Virginia corporation may indemnify a Director who was, is, or is threatened to be made a party to any Proceeding if the Director acted in good faith and (i) he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation or, in the case of other conduct, that his conduct was at least not opposed to the best interests of the corporation, or (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a Director in connection with (i) a Proceeding by or in the right of the corporation in which the Director was found liable to the corporation or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received. Indemnification permitted under this section of the VSCA in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the Proceeding.

      Under Section 13.1-698, unless limited by its Articles of Incorporation, a corporation must indemnify against reasonable expenses a Director who entirely prevails in the defense of any Proceeding to which he was a party because he is or was a Director of the corporation.

       Under Section 13.1-700.1, a court of appropriate jurisdiction, upon the application of a Director, may order a corporation to advance or reimburse expenses or provide indemnification if the court determines that the Director is so entitled. With respect to a Proceeding by or in the right of the corporation, a court may order indemnification of the Director to the extent of his reasonable expenses even though he was adjudged liable to the corporation.

     Under Section 13.1-699, a corporation may advance reasonable expenses to a Director made a party to a Proceeding under certain circumstances, including the furnishing by the Director of (i) a written statement of his good faith belief that he has met the standard of conduct necessary to obtain indemnification and (ii) a written undertaking to repay the advance if it is ultimately determined that he did not meet that standard. Under Section 13.1-702, a corporation may indemnify an officer, employee or agent of a corporation to the same extent as a Director. Under
Section 13.1-704, a corporation may provide indemnification in addition to that provided by statute if authorized by its Articles of Incorporation, a bylaw made by the shareholders, or any resolution adopted by the shareholders, except indemnification against willful misconduct or a knowing violation of the criminal law.

      Pursuant to Section 7.5 of the merger agreement regarding the merger of Baltimore Gas and Electric Company (BGE) and Potomac Electric Power Company (PEPCO) into the Corporation, the Corporation will, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless the present and former directors, officers and employees of each of the Corporation, BGE, PEPCO, and their respective subsidiaries against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation (a) based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of such party or any subsidiary thereof, and (b) pertaining to any matter existing or occurring at or prior to the effective time of the merger of BGE and PEPCO into the Corporation (the "Effective Time"), whether asserted or claimed prior to, at or after the Effective Time, and (ii) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages, costs, liabilities, judgments, or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, or
pertaining   to   the  merger  agreement  or   the   transactions
contemplated thereby.

      Further, the Corporation will for a period of six years after the Effective Time, cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by BGE and PEPCO; provided that the Corporation may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to the Corporation not greater than 200% of the current aggregate annual premiums for the policies currently maintained by BGE and PEPCO for their directors' and officers' liability insurance; provided, further, that if such insurance cannot be so maintained or obtained at such cost, the Corporation will maintain or obtain as much of such insurance for each of BGE and PEPCO as can be so maintained or obtained at a cost equal to 200% of the respective current annual premiums of each of BGE and PEPCO for their directors' and officers' liability insurance.

Item 16.  Exhibits.

      Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 17.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the
          Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided,  however,  that  paragraphs  (a)(1)(i)  and
     (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Constellation Energy Corporation, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 7th day of April, 1997.

                              CONSTELLATION ENERGY CORPORATION
                              (Registrant)

                              By:     /s/ David A. Brune
                                -----------------------------
                                        David A. Brune
                                        Vice President

      Pursuant to the requirements of the Securities Act of 1933,
this  Registration  Statement  has  been  signed  below  by   the
following persons in the capacities and on the dates indicated.

     Signature               Title                 Date
     ---------               -----                 ----

Principal executive
officer and director:

* Charles W. Shivery     Chairman of the       April 7, 1997
                         Board, Chief
                         Executive Officer
                         and Director


Principal financial
and accounting officer
and director:

 /s/ David A. Brune      Vice President         April 7, 1997
--------------------     and Secretary
   David A. Brune


* Dennis R. Wraase       Director               April 7, 1997





* By: /s/ David A. Brune
     --------------------
        David A. Brune
       Attorney-in-Fact

                          EXHIBIT INDEX


Exhibit
Number

3 *            - Articles of Incorporation of Constellation Energy Corporation
                 (Designated as Exhibit (3)-1 in Form S-4 File No. 33-64799 filed February 9, 1996)

4              - Form of Common Stock Certificate.

5(a)           - Opinion of Counsel of the Corporation as to the legality of the shares of Common Stock.

5(b)           - Opinion of Piper & Marbury L.L.P. as to the legality of the shares of Common Stock.

23(a)          - Consent of Counsel of the Corporation (included in Exhibit
                 5(a)).

23(b)          - Consent of Piper & Marbury L.L.P. (included in Exhibit 5(b)).

23(c)          - Consent of Coopers & Lybrand, L.L.P., Independent Accountants.

23(d)          - Consent of Price Waterhouse, LLP, Independent Accountants.

24             - Power of Attorney.

99(a)          - Corporations and Associations Article, Section 2-418 of the
                 Annotated Code of Maryland

99(b)          - Article 10 of the Virginia Stock Corporations Act.
__________________

* Incorporated by reference.